CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lithium Exploration Group, Inc.

We hereby consent to the use of our Report of Independent Registered Public Accounting Firm, dated October 14, 2011, except for Note 9, for which the date is January 27, 2012, on our audit of the financial statements of Lithium Exploration Group, Inc. as of June 30, 2011 and 2010 and for the years then ended, in the Registration Statement on Form S-1/A dated January 27, 2012.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
January 27, 2012